UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010 (April 27, 2010)

Millipore Corporation
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-09781	04-2170233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

290 Concord Road Billerica, Massachusetts	01821
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On April 27, 2010, Millipore Corporation (“Millipore”) sent a notice (the “Blackout Notice”) to its directors and executive officers informing them that, in connection with the anticipated acquisition of Millipore by Merck KGaA, pursuant to which shares of Millipore common stock (such shares, “Millipore Shares”, and such stock, “Millipore Stock”) will be exchanged for cash consideration (the “Share Exchange”), a blackout period will be imposed, during which Millipore’s directors and executive officers will be subject to certain trading restrictions with respect to Millipore Shares.

The reason for the blackout period is that participants in the Millipore Corporation Employees’ Participation and Savings Plan (the “Plan”) will be unable, during a short period of time, to diversify the portions of their accounts invested in the Millipore Common Stock Fund (the “Millipore Stock Fund”) of the Plan, direct contributions to be invested in the Millipore Stock Fund, obtain a loan from the Plan if they have balances currently invested in the Millipore Stock Fund or obtain distributions from the Plan if they have balances currently invested in the Millipore Stock Fund.

On April 27, 2010, the administrator of the Plan delivered to Millipore a notice pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding the restrictions relating to the Millipore Stock Fund in the Plan.  Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the Securities and Exchange Commission, generally impose certain restrictions on trading by directors and executive officers in the event that 50% or more of an issuer’s plan participants are so restricted.

During the blackout period, directors and executive officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Millipore Share or derivative security with respect to Millipore Shares acquired in connection with their service or employment as a director or executive officer of Millipore, subject to certain limited exemptions.  The blackout period is scheduled to begin on May 27, 2010 and end during the week of June 27, 2010.   The blackout period may be extended or shortened as deemed necessary by Millipore in view of the timing of the closing of the Share Exchange.

During the blackout period and for a period of two years after the ending date of the blackout period, a Millipore security holder or other interested party may obtain, without charge, the actual beginning and ending dates of the blackout period from, and may direct other inquiries about the blackout period to:

Jeffrey Rudin
Vice President & General Counsel
290 Concord Road
Billerica, Massachusetts, 01821
(978) 715-4321

A copy of the Blackout Notice is attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Blackout Notice, dated April 27, 2010, provided to directors and executive officers of Millipore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

Dated: April 28, 2010	By:	/s/ Jeffrey Rudin
Name: Jeffrey Rudin
Title: Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Blackout Notice, dated April 27, 2010, provided to directors and executive officers of Millipore.